Exhibit 99.1

MYR Group Inc. Acquires British Columbia Electrical Contractor

Western Pacific Enterprises

Rolling Meadows, Ill., October 31, 2016 — MYR Group Inc. (“MYR Group”) (NASDAQ: MYRG), a leading specialty contractor serving the electrical infrastructure market in the United States and Canada, announced that its Canadian subsidiary company, MYR Group Construction Canada, Ltd., has acquired substantially all of the assets of Western Pacific Enterprises GP and certain assets of Western Pacific Enterprises Ltd., conducting business as Western Pacific Enterprises GP (“WPE”). WPE is one of the largest electrical contractors in British Columbia and provides services throughout western Canada.

The transaction closed on October 28, 2016, and was valued at approximately $16.1 million CDN. Over the last five years, WPE’s average annual revenues have been approximately $100 million CDN. The acquisition of WPE expands MYR Group’s Commercial & Industrial (“C&I”) presence into western Canada and will help leverage MYR Group’s Transmission & Distribution (“T&D”) capabilities in the region through WPE’s extensive substation experience in the electric utility sector.

Headquartered in Coquitlam, British Columbia, WPE has been involved in some of western Canada’s most notable construction and renovation projects. WPE will operate as Western Pacific Enterprises Ltd. as part of MYR Group.

Bill Koertner, MYR Group’s President and Chief Executive Officer, said, “The addition of Western Pacific Enterprises to MYR Group strengthens our position in Canada with its experience and expertise in both the C&I and T&D market segments, and further demonstrates the execution of our three-pronged strategy of prudent organic growth, acquisitions and return of capital for our stockholders. WPE brings a skilled workforce, a strong management team and a culture that aligns with MYR Group’s own values and culture. We welcome the employees of WPE and look forward to a successful integration into our organization."

About MYR Group Inc.

MYR Group is a leading specialty contractor serving the electrical infrastructure market throughout the United States and Canada, and has the experience and expertise to complete electrical installations of any type and size. MYR Group’s comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. MYR Group’s transmission and distribution customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. MYR Group also provides commercial and industrial electrical contracting services to general contractors, commercial and industrial facility owners, local governments and developers generally throughout the western and northeastern United States and western Canada. For more information, visit myrgroup.com.

About Western Pacific Enterprises

WPE is a one of the largest electrical contractors in British Columbia providing commercial, industrial, and utility construction and maintenance services throughout western Canada. Through its commercial and industrial division, WPE has extensive experience in large-scale electrical projects, and telecommunications for general contractors, commercial and industrial facility owners, local governments and developers. The Company serves utilities, government entities, private developers, independent power producers and other contractors and through its utility division, specializing in substation construction and maintenance. For more information, visit westernpacificent.citymax.com.

Forward-Looking Statements

Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “likely,” “unlikely,” “possible,” “potential,” “should” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement; we disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this press announcement should be evaluated together with the many uncertainties that affect MYR Group's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of MYR Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in any risk factors or cautionary statements contained in MYR Group's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Contact

Betty R. Johnson, Chief Financial Officer

MYR Group Inc., 847-290-1891, investorinfo@myrgroup.com

Kristine Walczak

Dresner Corporate Services, 312-780-7240, kwalczak@dresnerco.com